As filed with the Securities and Exchange Commission on December 5, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sientra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5551000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(805) 562-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald Menezes

Chief Executive Officer

Sientra, Inc.

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(805) 562-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Andrew C. Schmidt Chief Financial Officer and Treasurer Sientra, Inc. 420 South Fairview Avenue, Suite 200 Santa Barbara, CA 93117 Tel: (805) 562-3500	Michael S. Kagnoff, Esq. Patrick J. O’Malley, Esq. DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, CA 92121 Tel: (858) 677-1400 Fax: (858) 677-1401

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pursuant to Rule 429 under the Securities Act, the prospectus (the “Prospectus”) included in this registration statement on Form S-3 (the “Registration Statement”) is a combined prospectus relating to this Registration Statement and to the registration statement on Form S-3 (No. 333-237636), previously filed by Sientra, Inc. on April 10, 2020, and declared effective on May 7, 2020 (the “Initial Registration Statement”), which relates to the offer and resale of up to an aggregate of 14,634,147 shares of common stock issuable upon exercise of outstanding warrants, previously issued to the selling stockholders named therein. This Registration Statement, which is a new registration statement, combines the 14,634,147 shares of common stock from the Initial Registration Statement, with an additional 53,946,718 shares of common stock issuable upon exercise of outstanding warrants, all of which are registered hereby for offer and resale by the selling stockholders named in the Prospectus, to enable an aggregate of 68,580,865 shares of common stock to be offered pursuant to the combined prospectus. Pursuant to Rule 429 under the Securities Act, this Registration Statement also constitutes a post-effective amendment to the Initial Registration Statement (the “Post-Effective Amendment”), and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 5, 2022

PROSPECTUS

SIENTRA, INC.

68,580,865 Shares

Common Stock

This prospectus relates to the resale or other disposition from time to time of up to:

•

53,946,718 shares of our common stock, par value $0.01 per share, that are issuable pursuant to the terms of the convertible note previously issued to the selling stockholder named in this prospectus on October 12, 2022 (the “New Note”); and

•

14,634,147 shares of our common stock that are issuable pursuant to the terms of the convertible note previously issued to the selling stockholder named in this prospectus on March 11, 2020 (as amended, the “Original Note” and, together with the New Note, the “Convertible Notes”); the resale of such shares was previously registered pursuant to our Initial Registration Statement on Form S-3 (No. 333-237636).

We will not receive any of the proceeds from any sale of our common stock by the selling stockholder.

The selling stockholder may offer shares of our common stock from time to time in a number of different ways and at varying prices. For more information on possible methods of offer and sale by the selling stockholder, refer to the section of this prospectus entitled “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the shares of common stock, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. We have agreed to bear all of the expenses (other than underwriting discounts and commissions) incurred in connection with the registration of these shares.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that information contained in or incorporated by reference into this prospectus is accurate as of any other date.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SIEN.” On December 1, 2022 the closing price of our common stock was $0.29 per share.

Investing in our securities involves risks. See the section of this prospectus entitled “Risk Factors” and contained in any applicable prospectus supplement and any related free writing prospectus and under similar sections in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (SEC) utilizing a “shelf” registration process. This prospectus relates to the possible resale by the selling stockholder of an aggregate of up to 68,580,865 shares of our common stock from time to time in one or more offerings.

The selling stockholder may offer and sell, from time to time, an aggregate of up to 68,580,865 shares of our common stock under the prospectus. If necessary, the specific manner in which the shares of our common stock may be offered and sold will be described in a supplement to this prospectus. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. Before you make any investment decision, you should read this prospectus, any accompanying prospectus supplement, any post-effective amendments to the registration statement of which this prospectus is a part, the documents incorporated by reference in such registration statement, and the additional information described under “Where You Can Find Additional Information.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus, the accompanying supplement to this prospectus and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying supplement to this prospectus or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or the applicable securities are sold on a later date.

“Sientra”, “Sientra Platinum20”, “Sientra Full Circle”, “Sientra Smooth”, “Sientra Teardrop”, “Allox”, “Allox2”, “Anatomical Controlled”, “BIOCORNEUM”, “Curve”, “Dermaspan”, “Luxe”, “Softspan”, “Silishield”, “AuraGen”, “AuraGen 1-2-3”, “AuraSorb” and “AuraClens” are trademarks of our company. Our logo and our other trade names, trademarks and service marks appearing in this document are our property. Other trade names, trademarks and service marks appearing in this document are the property of their respective owners. Solely for convenience, our trademarks and trade names referred to in the document, appear without the TM or the (R) symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trademarks and trade names

SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 4 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “Sientra,” the “Company” and similar designations refer to Sientra, Inc. and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

Business Overview

We are a medical aesthetics company uniquely focused on becoming the leader of transformative treatments and technologies focused on progressing the art of plastic surgery. We were founded to provide greater choices to board-certified plastic surgeons and patients in need of medical aesthetics products. We have developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. We sell our breast implants in the U.S. for augmentation procedures exclusively to board-certified and board-admissible plastic surgeons and tailor our customer service offerings to their specific needs, which we believe helps secure their loyalty and confidence. In 2020, we also began to sell our breast implants in Japan through a distributor partner. We sell our breast tissue expanders for reconstruction procedures predominantly to hospitals and surgery centers, and our BIOCORNEUM scar management products to plastic surgeons, dermatologists and other specialties.

As discussed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, we completed the sale of the miraDry business on June 10, 2021, and as a result the miraDry business met the criteria to be reported as discontinued operations. Therefore, we are reporting the historical results of miraDry, including the results of operations, cash flows, and related assets and liabilities, as discontinued operations for all periods presented herein through the date of the sale. Unless otherwise noted, the audited consolidated financial statements have all been revised to reflect continuing operations only. Following the sale, we have one operating segment in continuing operations named Plastic Surgery, formerly known as Breast Products.

Our Plastic Surgery segment focuses on sales of our breast implants, tissue expanders and scar management products. We currently sell our products in the U.S. through a direct sales organization, which as of June 30, 2022, consisted of 76 employees, including 9 sales managers.

On March 23, 2022, we received approval from Health Canada to begin commercialization of its smooth round HSC and HSC+ silicone gel breast implants in Canada. Following this approval, we began commercialization in Canada with our distribution partner, Kai Aesthetics, Inc.

Corporate Information

We incorporated in Delaware on August 29, 2003 under the name Juliet Medical, Inc. and subsequently changed our name to Sientra, Inc. in April 2007. Our principal executive offices are located at 420 South Fairview Avenue, Suite 200, Santa Barbara, California, 93117, and our telephone number is (805) 562-3500. Our website is located at www.sientra.com, and our investor relations website is located at investors.sientra.com. The information found on our website is not part of this prospectus.

The Offering

On October 12, 2022, we entered into an Amended and Restated Facility Agreement (the “Restated Agreement”) by and among us, as borrower, certain of our subsidiaries from time to time party thereto as guarantors and Deerfield Partners, L.P., as agent and lender (“Deerfield”), amending and restating our existing Facility Agreement with Deerfield, dated March 11, 2020 (the “Existing Agreement”), pursuant to which we issued and sold to Deerfield an unsecured and subordinated convertible note in a principal amount of $60.0 million (the “Original Note”).

Pursuant to the Restated Agreement, the maturity date of the Original Note was extended until March 11, 2026, and the initial conversion price was reduced to $2.75. On the date of the Restated Agreement and pursuant to the terms thereof, we issued and sold an additional senior secured convertible note in a principal amount of $23.0 million (the “New Note” and, together with the Original Note, the “Convertible Notes”). The New Note matures on the fifth anniversary of the issuance date and is convertible into shares of our common stock, par value $0.01 (the “Common Stock”), at an initial conversion price of $1.00. The Restated Agreement also provides for the issuance of warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”) to the extent that the obligations under Restated Agreement and the Convertible Notes are prepaid.

In connection with the Restated Agreement, on October 12, 2022, we entered into an Exchange Agreement with Deerfield, pursuant to which Deerfield agreed to exchange $10 million of principal amount under the Original Note for 2,967,742 shares of Common Stock (the “Exchange Shares”) and a pre-funded warrant (the “Exchange Warrant”) to purchase 10,543,946 shares of Common Stock (the “Exchange Warrant Shares”).

In connection with the Restated Agreement, on October 12, 2022, we and Deerfield entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), which amended and restated the existing Registration Rights Agreement entered into on March 11, 2020. Pursuant to the Registration Rights Agreement, we agreed to prepare and file with the Securities and Exchange Commission a Registration Statement on Form S-3, or such other form as required to effect a registration of any shares of our common stock issued or issuable upon conversion of or pursuant to the Convertible Notes, the Warrants or the Exchange Warrants (the “Registrable Securities”), covering the resale of the Registrable Securities and such indeterminate number of additional shares of our common stock as may become issuable upon conversion of or otherwise pursuant to the Registrable Securities to prevent dilution resulting from certain corporate actions.

The filing of this registration statement is being made pursuant to the Registration Rights Agreement. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholder, we are referring solely to the Registrable Securities. In addition, throughout this prospectus, when we refer to the selling stockholder in this prospectus, we are referring to the selling stockholder identified in this prospectus and, as applicable, its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. For more information, refer to the section of this prospectus entitled “Selling Stockholder.”

Our common stock is currently listed on The NASDAQ Global Select Market under the symbol “SIEN.” We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus. We will, however, receive the net proceeds of any cash exercises of the Exchange Warrants and the Warrants, if any.

RISK FACTORS

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2021, as supplemented by our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, as updated by annual, quarterly and other reports and documents we file with the Securities and Exchange Commission, or the SEC, after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business Overview,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. In addition, this prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “think,” “may,” “could,” “will,” “would,” “should,” “continue,” “potential,” “likely,” “opportunity” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Additionally, statements concerning future matters such as our expectations of business and market conditions, development and commercialization of new products, enhancements of existing products or technologies, and other statements regarding matters that are not historical are forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors including, but not limited to, those set forth above under the section entitled “Risk Factors” in this prospectus and any accompanying prospectus supplement. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock by the selling stockholder pursuant to this prospectus.

DESCRIPTION OF COMMON STOCK

The following description of our common stock summarizes the material terms and provisions of our common stock that the selling stockholder may offer under this prospectus. For the complete terms of our common stock, please refer to our certificate of incorporation and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any prospectus supplement. The terms of our common stock may also be affected by the Delaware General Corporation Law, or the DGCL. The summary below and that contained in any prospectus supplement or free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and our bylaws.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, of which 100,995,909 shares were issued and outstanding as of November 10, 2022. The holders of common stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.

Subject to preferences that may be granted to the holders of preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of our common stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SIEN.”

Possible Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Classified Board

Our certificate of incorporation and our bylaws provide that our board of directors is divided into three classes, each comprised of, as nearly as possible, one-third of the total number of directors. The directors designated as a Class I directors have a term expiring at our annual meeting of stockholders in 2024. The directors designated as a Class II directors have a term expiring at our annual meeting of stockholders in 2025. The directors designated as Class III directors have a term expiring at our annual meeting of stockholders in 2023. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. Under the classified board provisions, it will take at least two elections of directors for any individual or group to gain control of our board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

Removal of Directors

Our bylaws provide that our stockholders may only remove our directors with cause and with the affirmative vote of the holder of at least two-third of our voting stock then outstanding.

Amendment

Our certificate of incorporation and our bylaws provide that the affirmative vote of the holders of at least two-thirds of our voting stock then outstanding is required to amend any provision of either document.

Size of Board and Vacancies

Our certificate of incorporation provides that the number of directors on our board of directors is fixed exclusively by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors will be filled by a majority of our board of directors then in office, provided that a majority of the entire board of directors, or a quorum, is present and any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of our remaining directors in office, even if less than a quorum is present.

Special Stockholder Meetings

Our bylaws provide that only the Chairman of our board of directors, our Chief Executive Officer or our board of directors pursuant to a resolution adopted by a majority of the entire board of directors may call special meetings of our stockholders.

Stockholder Action by Unanimous Written Consent

Our certificate of incorporation expressly eliminates the right of our stockholders to act by written consent other than by unanimous written consent. Stockholder action must take place at the annual or a special meeting of our stockholders or be effected by unanimous written consent.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Undesignated Preferred Stock

The authority that will be possessed by our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of our common stock.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

The above provisions may deter a hostile takeover or delay a change in control or management of us.

Choice of Forum

Our amended and restated certificate of incorporation and amended and restated bylaws provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a breach of fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (c) any action asserting a claim against us arising under the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or (d) any action asserting a claim against us that is governed by the internal affairs doctrine. These provisions do not apply to actions arising under the Securities Act or the Exchange Act, or any claim for which the federal courts have exclusive jurisdiction.

Further, the Company undertakes to provide the following in future Exchange Act periodic reports with respect to the discussion of the actions for which the Court of Chancery will be the exclusive forum:

These provisions do not apply to actions arising under the Securities Act or the Exchange Act, or any claim for which the federal courts have exclusive jurisdiction.

Transfer Agent and Registrar

The transfer agent and registrar for our capital stock is Computershare Trust Company, N.A.

SELLING STOCKHOLDER

This prospectus relates to the possible resale of up to 68,580,865 shares of our common stock issuable or potentially issuable pursuant to the Convertible Notes, the Warrants and the Exchange Warrants.

The following table presents information regarding the selling stockholder, and the shares of common stock that they may offer and sell from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder as of October 12, 2022. As used in this prospectus, the term “selling stockholder” includes any donees, pledges, transferees or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of their respective shares of common stock. We do not know how long the selling stockholder will hold their respective shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended.

The percentages of shares of common stock beneficially owned after the offering shown in the table below are based on an aggregate of 100,995,909 shares of our common stock outstanding on November 10, 2022.

Selling Stockholder(1)	Shares Beneficially Owned Prior to the Offering		Number of Shares Being Offered(2)	Shares Beneficially Owned After the Offering	Percentage
Deerfield Partners, L.P.(3)	54,693,506	(4)(5)	68,580,865	0	0.	%

(1)

Additional information concerning named selling stockholder or pledgees, donees, transferees or other successors-in-interest of any such stockholder may be set forth in an additional prospectus supplement to the prospectus.

(2)

The number of shares offered hereby consists solely of the shares issuable upon conversion of the Convertible Notes, additional shares and/or Warrant Shares which may be issued pursuant to the terms of the Convertible Notes, and shares issuable upon the exercise of the Exchange Warrants. The number of shares beneficially owned after giving effect to this offering assumes that the selling stockholder will sell all of the shares offered under this Prospectus and will not sell any other shares. We cannot, however, predict what or how many shares will be sold by the selling stockholder, including sales of shares of our common stock pursuant to an exemption from registration.

(3)

Unless otherwise indicated, the business address of each holder is: c/o Deerfield Management Company, L.P., 345 Park Avenue South, 12th Floor, New York, NY 10010. Deerfield Mgmt, L.P. is the general partner of Deerfield Partners, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield Partners, L.P. Mr. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt, L.P. and Deerfield Management Company, L.P. Each of Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the shares of common stock of the Company beneficially owned by Deerfield Partners, L.P.

(4)

Comprised of 2,967,742 shares of common stock, 10,543,946 shares of common stock issuable upon exercise of the Exchange Warrants, 18,181,819 shares issuable upon conversion of the Original Note and 23,000,000 shares of common stock issuable upon conversion of the New Note.

(5)

Under the terms of each of the Original Note, the New Note, the Warrants (if any) and the Exchange Warrants, the number of shares of our common stock that may be acquired by a selling stockholder upon any conversion thereof is limited to the extent necessary to ensure that, following such exercise or conversion, such selling stockholder would not, together with its affiliates and any other persons or entities whose beneficial ownership of our common stock would be aggregated with such selling stockholder for purposes of Section 13(d) of the Exchange Act, beneficially own in excess of 4.985% of the total number of shares of our common stock then issued and outstanding, or the 4.985% blocker. For purposes of the 4.985% blocker, beneficial ownership is determined in accordance with Section13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Accordingly, notwithstanding the number of shares reported, Deerfield Partners, L.P. (and each person and entity identified above that may be deemed to beneficially own the shares held by it), disclaims beneficial ownership of the shares of common stock issuable upon conversion or exercise (as applicable) of the Original Note, the New Note, the Warrants (if any) and the Exchange Warrants to the extent that upon such conversion or exercise the number of shares beneficially owned by such holder, its affiliates and any applicable group members, in the aggregate, would exceed the 4.985% blocker.

PLAN OF DISTRIBUTION

The selling stockholder, including donees, pledgees, transferees, permitted assigns or other successors in interest (including transferees that receive shares of common stock from the selling stockholder under this prospectus), may use any one or more of the following methods (or in any combination) to sell, distribute or otherwise transfer the securities from time to time:

•	through underwriters or dealers for resale to the public or to investors;

•	directly to one or more purchasers;

•	through agents;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	in block trades;

•	through public or privately negotiated transactions; or

•	any other method permitted pursuant to applicable law.

In particular, the selling stockholder may offer and sell, distribute or otherwise transfer from time to time at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to prevailing market prices; at varying prices determined at the time of sale; or at negotiated prices. These offers and sales or distributions may be effected from time to time in one or more transactions, including:

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale or in the over-the-counter market;

•	in transactions otherwise than on a national securities exchange or quotation service or in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	in ordinary brokerage transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through the writing of options, convertible securities or other contracts or agreements to be satisfied by the delivery of shares of common stock;

•	through short sales;

•	through privately negotiated transactions;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	broker-dealers may agree with any selling stockholder to sell a specified number of its shares at a stipulated price per share;

•	through the lending of such securities;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through the distribution of such securities by any selling stockholder to its stockholders;

•	through a combination of any of the above methods; or

•	through any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares in open market transactions under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholder may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of our common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

Any broker-dealers or agents that are involved in selling the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In connection with sales of our common stock under this prospectus, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or financial institutions may in turn engage in short sales of shares of our common stock, short and deliver such shares to close out such short positions, or loan or pledge the shares to broker-dealers that may in turn sell such shares. The selling stockholder may also sell shares short and deliver these securities to close out its short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities.

The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus or an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus, as appropriate.

The selling stockholder also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of the prospectus and may sell the shares of common stock from time to time under the prospectus or an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under the prospectus, as appropriate.

We have agreed to bear all reasonable expenses incurred in connection with the registration of these shares, including the reasonable fees and disbursements of legal counsel to the selling stockholder up to $25,000 per registration. The selling stockholder will be required to bear the expenses of any underwriting discounts and commissions incurred for the sale of shares of our common stock.

We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Agents, dealers and underwriters may be entitled under agreements entered into with the selling stockholder to indemnification by the selling stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on the selling stockholder’ behalf.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholder.

We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of the date on which the selling stockholder has publicly sold all of the shares of our common stock covered by this prospectus or the date that all of the shares of our common stock covered by this prospectus (in the opinion of counsel to the selling stockholder) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof), and without compliance with any “current public information” requirement, pursuant to Rule 144 under the Securities Act.

To the extent permitted by applicable law, the plan of distribution may be modified in a prospectus supplement or otherwise.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by DLA Piper LLP (US), San Diego, California.

EXPERTS

The consolidated financial statements of Sientra, Inc. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, have been incorporated by reference herein, and in the registration statement, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is www.sec.gov. We maintain a website at www.sientra.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the following documents, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•

Our Annual Report on  Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our  definitive proxy statement for the 2022 Annual Meeting of Stockholders;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, June 30, 2022, and September 30, 2022, filed with the SEC on May 12, 2022, August 11, 2022, and November 14, 2022;

•

Our Current Reports on Form 8-K filed with the SEC on January 5, 2022, March  25, 2022, June  14, 2022, June  15, 2022, October  5, 2022, October  11, 2022, October  12, 2022, October  20, 2022 and October 27, 2022; and

•

The description of our common stock contained in our registration statement on  Form 8-A filed with the SEC on October 24, 2014, and any amendment or report filed with the SEC for the purpose of updating the description.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: Sientra, Inc., 420 South Fairview Avenue, Suite 200, Santa Barbara, CA 93117, Telephone: (805) 562-3500.

68,580,865 Shares

Common Stock

Prospectus

            , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by the registrant.

Securities and Exchange Commission registration fee	$2,116.14
Legal fees and expenses	15,000.00
Accounting fees and expenses	25,000.00
Printing and miscellaneous expenses	4,000.00
Total	$46,116.14

Item 15. Indemnification of Officers and Directors

Section 145 of the DGCL authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended, or the Securities Act.

Our certificate of incorporation includes a provision that, to the fullest extent permitted by the DGCL, eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director. In addition, together our certificate of incorporation and our bylaws require us to indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding (whether criminal, civil, administrative or investigative) by reason of the fact that such person is or was a director, officer or employee of Sientra or any predecessor of ours, or serves or served at any other enterprise as a director, officer or employee at our request or the request of any predecessor of ours, against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of ours. Our bylaws also provide that we may, to the fullest extent provided by law, indemnify any person against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of ours. We are required to advance expenses incurred by our directors, officers, employees and agents in defending any action or proceeding for which indemnification is required or permitted, subject to certain limited exceptions. The indemnification rights conferred by our certificate of incorporation and bylaws are not exclusive.

In addition, we have entered into indemnification agreements with each of our executive officers and directors. We also maintain an officers and directors liability insurance policy.

The foregoing may reduce the likelihood of derivative litigation against our directors and executive officers and may discourage or deter stockholders or management from suing directors or executive officers for breaches of their duty of care, even though such actions, if successful, might otherwise benefit the company and our stockholders.

The underwriting agreement that we may enter into will provide for indemnification by any underwriters of the company, our directors, our officers who sign the registration statement and our controlling persons, if any, for some liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Certificate of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed with the Commission on October 20, 2014).

4.2	Amended and Restated Bylaws (incorporated by reference to our Registration Statement on Form S-1 filed with the Commission on October 20, 2014).

4.3	Description of Securities (incorporated by reference to our Annual Report on Form 10-K filed with the Commission on March 31, 2022).

4.4	Form of Original Note (incorporated by reference to our Current Report on Form 8-K filed with the Commission on October 12, 2022).

4.5	Form of New Note (incorporated by reference to our Current Report on Form 8-K filed with the Commission on October 12, 2022).

4.6	Form of Warrant (incorporated by reference to our Current Report on Form 8-K filed with the Commission on October 12, 2022).

4.7	Form of Exchange Warrant (incorporated by reference to our Current Report on Form 8-K filed with the Commission on October 12, 2022).

5.1	Opinion of DLA Piper LLP (US).

10.1	Amended and Restated Facility Agreement, dated October 12, 2022, by and between Sientra, Inc. and Deerfield Partners, L.P. (incorporated by reference to our Current Report on Form 8-K filed with the Commission on October 12, 2022).

10.2	Exchange Agreement, dated October 12, 2022, by and between Sientra, Inc. and Deerfield Partners, L.P. (incorporated by reference to our Current Report on Form 8-K filed with the Commission on October 12, 2022).

10.3	Amended and Restated Registration Rights Agreement, by and between Sientra, Inc. and Deerfield Partners, L.P. (incorporated by reference to our Current Report on Form 8-K filed with the Commission on October 12, 2022).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

24.1	Power of Attorney (included immediately following the signature page to the registration statement).

107	Filing Fee Table

*	If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) That, for the purpose of determining liability under the Securities Act to any purchaser:

i. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Santa Barbara, State of California, on December 5, 2022.

SIENTRA, INC.

By:	/s/ Ronald Menezes
Ronald Menezes
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Ronald Menezes, Andrew C. Schmidt, and Oliver Bennett, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ronald Menezes Ronald Menezes	President, Chief Executive Officer and Director (Principal Executive Officer)	December 5, 2022

/s/ Andrew C. Schmidt Andrew C. Schmidt	Chief Financial Officer and Treasurer Principal Financial and Accounting Officer)	December 5, 2022

/s/ Caroline Van Hove Caroline Van Hove	Executive Chair of the Board	December 5, 2022

/s/ Nori Ebersole Nori Ebersole	Director	December 5, 2022

/s/ Dr. Irina Erenburg Dr. Irina Erenburg	Director	December 5, 2022

/s/ Mary M. Fisher Mary M. Fisher	Director	December 5, 2022

/s/ Kevin O’Boyle Kevin O’Boyle	Director	December 5, 2022

Name	Title	Date

/s/ Philippe A. Schaison Philippe A. Schaison	Director	December 5, 2022

/s/ Keith Sullivan	Director	December 5, 2022
Keith Sullivan